CYTORI THERAPEUTICS CONTACT
Tiago Girao
+1.858.458.0900
ir@cytori.com

Cytori Reports Second Quarter 2015 Business and Financial Results

SAN DIEGO, August 06, 2015—Cytori Therapeutics (NASDAQ: CYTX) today announced its second quarter financial results and provided updates on its corporate activity and clinical development.

Cytori continued to reduce its operating cash burn, spending approximately $4.8 million in the second quarter 2015, compared to $9.2 million in Q2 2014. Second quarter 2015 net income allocable to common stockholders was $4.5 million (or a net loss of $8.7 million and $0.06 per share when excluding a non-cash charge of $13.1 million related to the change in fair value of warrant liabilities) compared to $11.8 million (or $0.15 per share) for the same period in 2014. Cytori ended the second quarter of 2015 with $23.8 million of cash and cash equivalents.

Selected Q2 Highlights:

•	Cytori and Lorem Vascular were granted regulatory clearance for Cytori Celution® System by the State Food and Drug Administration of the People’s Republic of China – April 2015

•	Cytori received initial purchase order of Celution devices and 1,100 consumable sets from Lorem Vascular, our Chinese Licensee – April 2015

•	Cytori was granted orphan drug status for treatment of scleroderma in European Union – April 2015

•	Cytori reported positive top line 12 month follow-up data on SCLERADEC-I Trial – April 2015

•	Cytori presented preclinical and mechanistic data supporting use of Cytori Cell Therapy™ in wounds combining thermal burn and radiation exposure - April 2015

•	Cytori published Preclinical Data for Treatment of Thermal Injury in the Journal Burns - June 2015

•	Cytori completed enrollment of US Phase IIb Osteoarthritis Trial - June 2015

•	Cytori reported its Licensee, Kerastem Technologies, received conditional approval from FDA for a Phase II Alopecia Trial - July 2015

•	Cytori announced Japanese approval trial for Stress Urinary Incontinence using Cytori Cell Therapy - July 2015

•	Cytori began enrollment of US phase III/pivotal scleroderma STAR trial – August 2015

“2015 corporate performance has thus far met or exceeded management expectations and we will endeavor to keep that momentum going through the remainder of the year,” said Dr. Marc H. Hedrick, President and CEO of Cytori Therapeutics. “My confidence grows daily that we can continue to manage cash burn down, enroll our US trials, expand our clinical pipeline while maintaining a relentless drive to obtain FDA approval for our technology and bring it to market as rapidly as possible.”

Q2 and Year-To-Date Financial Performance

•	Cash and debt principal balances at Jun 30, 2015 of approximately $23.8 million and $17.7 million, respectively.

•	Q2 and year-to-date operating cash burn of $4.8 million and $9.8 million, compared to $9.2 million and $18.1 million for the same periods in 2014, respectively.

•	Q2 and year-to-date product revenues of $1.6 million and $2.5 million, compared to $0.9 million and $2.0 million for the same periods in 2014, respectively.

•
Q2 and year-to-date contribution (profit/loss) from our sales and marketing organization, excluding share based compensation, of a loss of $0.3 million and $0.8 million, compared to a loss of $1.6 million and $2.8 million for the same periods in 2014, respectively.

•	Q2 and year-to-date contract revenue of $1.8 million and $3.3 million, compared to $0.4 million and $0.8 million for the same periods in 2014, respectively.

•
Q2 and year-to-date net loss/income allocable to common stockholders was a net income of $4.5 million (or $0.03 per share, or a net loss of $8.7 million and $0.06 per share when excluding a non-cash charge of $13.1 million related to the change in fair value of warrant liabilities) and a net loss of $18.1 million (or $0.15 per share, or $15.8 million and $0.13 per share when excluding a non-cash charge of $2.3 million related to the change in fair value of warrant liabilities), compared to a net loss of $11.8 million (or $0.15 per share) and $22.2 million (or $0.29 per share) for the same periods in 2014, respectively.

“The reduced operating cash burn, restructured debt and Olympus liabilities, and the proceeds from our Q2 financing activities, significantly strengthened our balance sheet, and based on current projections, provide liquidity for over 12 months of operations without further capital infusions,” said Tiago Girao, VP of Finance and CFO of Cytori Therapeutics. “Operationally, we are laser-focused on the execution of our key clinical objectives with continued emphasis on the phase III scleroderma and phase IIb osteoarthritis U.S. trials”.

Upcoming Near Term Catalysts:

•	Publication of long-term follow up data (12 months) of scleroderma SCLERADEC-I trial, currently in press

•	Complete enrollment of US phase III/pivotal scleroderma STAR trial

•	Complete enrollment of French SCLERADEC-II follow-on phase II/pivotal trial

•	Begin enrollment of MHLW funded Japanese stress urinary incontinence trial

•	Evaluate and release 24-week data from 94 patient US phase IIb ACT-OA trial

•	Complete core research and development activities for the next generation Celution System and file for IDE in the U.S. for a BARDA funded burn trial

Management Conference Call Webcast

Cytori will host a management conference call at 5:30 p.m. Eastern Time today to further discuss the Company's progress. The webcast will be available live and by replay two hours after the call and may be accessed under "Webcasts" in the Investor Relations section of Cytori's website. If you are unable to access the webcast, you may dial in to the call at +1.877.402.3914, Conference ID: 95062889.

About Cytori

Cytori Therapeutics is a late stage cell therapy company developing autologous cell therapies from adipose tissue to treat a variety of medical conditions.  Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair.  As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori’s proprietary technologies and products.  For more information: visit www.cytori.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward looking statements. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include clinical, pre-clinical and regulatory uncertainties, such as those associated with the ACT-OA Trial, STAR, SCLERADEC-I and SCLERADEC-II clinical trials, including risks in the collection and results of clinical data, final clinical outcomes, dependence on third party performance, performance and acceptance of our products in the marketplace, unexpected costs and expenses that could adversely impact liquidity, our reliance on key personnel, the right of the Federal Government to cut or terminate further support of the thermal burn injury program, and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings, included in our annual and quarterly reports.

There may be events in the future that we are unable to predict, or over which we have no control, and our business, financial condition, results of operations and prospects may change in the future. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless we have an obligation under U.S. Federal securities laws to do so.

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	As of June 30, 2015	As of December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$23,842,000	$14,622,000
Accounts receivable, net of reserves of $900,000 and of $1,523,000 in 2015 and 2014, respectively	750,000	1,243,000
Inventories, net	4,079,000	4,829,000
Other current assets	986,000	992,000

Total current assets	29,657,000	21,686,000

Property and equipment, net	1,860,000	1,583,000
Restricted cash and cash equivalents	350,000	350,000
Other assets	1,480,000	1,763,000
Intangibles, net	9,255,000	9,415,000
Goodwill	3,922,000	3,922,000

Total assets	$46,524,000	$38,719,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$7,003,000	$5,546,000
Current portion of long-term obligations, net of discount	26,000	7,363,000
Joint venture purchase obligation	2,192,000	3,008,000

Total current liabilities	9,221,000	15,917,000

Deferred revenues	253,000	112,000
Warrant liabilities, long-term	18,187,000	9,793,000
Long-term deferred rent and other	419,000	558,000
Long-term obligations, net of discount, less current portion	16,184,000	18,041,000

Total liabilities	44,264,000	44,421,000

Commitments and contingencies
Stockholders’ equity (deficit):
Series A 3.6% convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 13,500 shares issued; 0 and 5,311 outstanding in 2015 and 2014, respectively	—	—
Common stock, $0.001 par value; 290,000,000 shares authorized; 150,958,152 and 99,348,377 shares issued and outstanding in 2015 and 2014, respectively	151,000	99,000
Additional paid-in capital	356,940,000	331,772,000
Accumulated other comprehensive income	951,000	700,000
Accumulated deficit	(355,782,000)	(338,273,000)

Total stockholders’ equity (deficit)	2,260,000	(5,702,000)

Total liabilities and stockholders’ equity (deficit)	$46,524,000	$38,719,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Product revenues	$1,614,000	$935,000	$2,516,000	$1,965,000

Cost of product revenues	1,296,000	766,000	1,894,000	1,187,000

Gross profit	318,000	169,000	622,000	778,000

Development revenues:
Government contracts and other	1,847,000	356,000	3,291,000	759,000
	1,847,000	356,000	3,291,000	759,000
Operating expenses:
Research and development	6,048,000	4,674,000	10,012,000	8,966,000
Sales and marketing	654,000	1,934,000	1,493,000	3,861,000
General and administrative	2,793,000	4,602,000	5,292,000	8,942,000
Change in fair value of warrant liabilities	(13,122,000)	—	2,322,000	—

Total operating expenses	(3,627,000)	11,210,000	19,119,000	21,769,000

Operating income (loss)	5,792,000	(10,685,000)	(15,206,000)	(20,232,000)

Other income (expense):
Income (loss) on asset disposal	(1,000)	(1,000)	8,000	(1,000)
Loss on debt extinguishment	(260,000)	—	(260,000)	—
Interest income	3,000	1,000	3,000	3,000
Interest expense	(936,000)	(1,085,000)	(2,007,000)	(2,026,000)
Other income (expense), net	(148,000)	(58,000)	(47,000)	28,000

Total other income (expense)	(1,342,000)	(1,143,000)	(2,303,000)	(1,996,000)

Net income (loss)	$4,450,000	$(11,828,000)	$(17,509,000)	$(22,228,000)
Beneficial conversion feature for
convertible preferred stock	—	—	(661,000)	—
Net income (loss) allocable to common stockholders	$4,450,000	$(11,828,000)	$(18,170,000)	$(22,228,000)

Net income (loss) per share allocable to common stockholders
Basic	$0.03	$(0.15)	$(0.15)	$(0.29)
Diluted	$0.03	$(0.15)	$(0.15)	$(0.29)

Weighted average shares used in calculating net income (loss) per share allocable to common stockholders
Basic	138,992,108	76,682,643	122,691,044	75,399,647
Diluted	147,368,073	76,682,643	122,691,044	75,399,647

Comprehensive income (loss):
Net income (loss)	$4,450,000	$(11,828,000)	$(17,509,000)	$(22,228,000)
Other comprehensive income (loss) – foreign currency translation adjustments	215,000	193,000	251,000	143,000
Comprehensive income (loss)	$4,665,000	$(11,635,000)	$(17,258,000)	$(22,085,000)

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(17,509,000)	$(22,228,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	510,000	344,000
Amortization of deferred financing costs and debt discount	500,000	562,000
Joint Venture acquisition obligation accretion	307,000	145,000
Provision for doubtful accounts	—	836,000
Provision for expired enzyme	—	209,000
Change in fair value of warrants	2,322,000	—
Stock-based compensation expense	1,146,000	1,448,000
Loss on debt extinguishment	260,000	—
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	544,000	1,386,000
Inventories	730,000	(526,000)
Other current assets	(106,000)	(59,000)
Other assets	407,000	(281,000)
Accounts payable and accrued expenses	1,089,000	124,000
Deferred revenues	151,000	—
Long-term deferred rent	(139,000)	(97,000)

Net cash used in operating activities	(9,788,000)	(18,137,000)

Cash flows from investing activities:
Purchases of property and equipment	(497,000)	(467,000)
Expenditures for intellectual property	(13,000)	(255,000)
License agreement termination fee	—	(400,000)

Net cash used in investing activities	(510,000)	(1,122,000)

Cash flows from financing activities:
Principal payments on long-term obligations	(25,032,000)	—
Proceeds from long-term obligations	17,700,000	—
Debt issuance costs and loan fees	(1,854,000)	—
Joint Venture purchase payments	(1,123,000)	(2,189,000)
Proceeds from exercise of employee stock options and warrants	4,986,000	33,000
Proceeds from sale of common stock, net	24,930,000	18,665,000
Dividends paid on preferred stock	(75,000)	—

Net cash provided by financing activities	19,532,000	16,509,000

Effect of exchange rate changes on cash and cash equivalents	(14,000)	4,000

Net increase (decrease) in cash and cash equivalents	9,220,000	(2,746,000)

Cash and cash equivalents at beginning of period	14,622,000	15,506,000

Cash and cash equivalents at end of period	$23,842,000	$12,760,000